Exhibit 99

Franklin Financial

Employees Retirement

Savings Plan

Financial Statements as of and for the Years Ended December 31, 2005 and 2004, Supplemental Schedule as of December 31, 2005 and Report of Independent Registered Public Accounting Firm

FRANKLIN FINANCIAL EMPLOYEES RETIREMENT SAVINGS PLAN

INDEX TO FINANCIAL STATEMENTS AND SUPPLEMENTAL SCHEDULE

FOR FRANKLIN FINANCIAL EMPLOYEES RETIREMENT SAVINGS PLAN

Page
REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM	1

FINANCIAL STATEMENTS:

Statements of Net Assets in Liquidation Available for Benefits as of December 31, 2005 and 2004	2

Statements of Changes in Net Assets in Liquidation Available for Benefits for the Years Ended December 31, 2005 and 2004	3

Notes to Financial Statements as of and for the Years Ended December 31, 2005 and 2004	4 – 7

SUPPLEMENTAL SCHEDULE:

Schedule H, Part IV, Line 4i—Schedule of Assets (Held at End of Year) as of December 31, 2005	9

NOTE:	All other schedules required by Section 2520.103-10 of the Department of Labor’s Rules and Regulations for Reporting and Disclosure under the Employee Retirement Income Security Act of 1974 have been omitted because they are not applicable.

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To Fifth Third Bancorp and the Pension and Profit Sharing Committee of

the Franklin Financial Employees Retirement Savings Plan:

We have audited the accompanying statements of net assets in liquidation available for benefits of the Franklin Financial Employees Retirement Savings Plan (the “Plan”) as of December 31, 2005 and 2004, and the related statements of changes in net assets in liquidation available for benefits for the years then ended. These financial statements are the responsibility of the Plan’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Plan is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audits included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Plan’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

As discussed in Note 5 to the financial statements, Fifth Third Bancorp, the Plan’s sponsor, decided to terminate the Plan. In accordance with accounting principles generally accepted in the United States of America, the Plan has changed its basis of accounting used to determine the amounts at which the investments are stated, from the ongoing plan basis used in presenting the 2004 financial statements to the liquidation basis used in presenting the 2005 financial statements.

In our opinion, such financial statements present fairly, in all material respects, the net assets in liquidation available for benefits of the Plan as of December 31, 2005 and 2004, and the changes in net assets in liquidation available for benefits for the years then ended, in conformity with accounting principles generally accepted in the United States of America.

Our audits were conducted for the purpose of forming an opinion on the basic financial statements taken as a whole. The supplemental schedule of assets (held at end of year) as of December 31, 2005, is presented for the purpose of additional analysis and is not a required part of the basic financial statements, but is supplementary information required by the Department of Labor’s Rules and Regulations for Reporting and Disclosure under the Employee Retirement Income Security Act of 1974. This schedule is the responsibility of the Plan’s management. Such schedule has been subjected to the auditing procedures applied in our audit of the basic financial statements and, in our opinion, is fairly stated in all material respects when considered in relation to the basic financial statements taken as a whole.

/s/ Deloitte & Touche LLP

Cincinnati, Ohio

June 28, 2006

FRANKLIN FINANCIAL EMPLOYEES RETIREMENT SAVINGS PLAN

STATEMENTS OF NET ASSETS IN LIQUIDATION AVAILABLE FOR BENEFITS

AS OF DECEMBER 31, 2005 AND 2004

	2005	2004
ASSETS:
INVESTMENTS—At fair value:
Cash	$24,697	$18,116
Fifth Third Bancorp common stock	568,059	886,052
Collective fund	87,967	105,468
Mutual funds	1,368,816	1,506,467

Total investments	2,049,539	2,516,103

ACCRUED INVESTMENT INCOME	6,328	6,459

TOTAL ASSETS	2,055,867	2,522,562

LIABILITIES—Estimated payments to participants on liquidation	2,055,867	—

NET ASSETS AVAILABLE FOR BENEFITS	$—	$2,522,562

See notes to financial statements.

FRANKLIN FINANCIAL EMPLOYEES RETIREMENT SAVINGS PLAN

STATEMENTS OF CHANGES IN NET ASSETS IN LIQUIDATION AVAILABLE FOR BENEFITS

FOR THE YEARS ENDED DECEMBER 31, 2005 AND 2004

	2005	2004
ADDITIONS:
(Loss) gain from investments:
Interest	$45	$48
Dividends	76,104	42,634
Net (depreciation) appreciation in fair value of investments	(116,294)	66,502

Total (loss) gain from investments	(40,145)	109,184

Contributions from employer	—	93,826
Contributions from participants	—	264,789
Other income	—	315

Total (reductions) additions	(40,145)	468,114

DEDUCTIONS:
Other expenses	(925)	(41,640)
Estimated payments to participants on liquidation	(2,055,867)	—
Benefits paid to participants	(425,625)	(1,853,105)

Total deductions	(2,482,417)	(1,894,745)

DECREASE IN NET ASSETS AVAILABLE FOR BENEFITS	(2,522,562)	(1,426,631)

NET ASSETS AVAILABLE FOR BENEFITS:
Beginning of year	2,522,562	3,949,193

End of year	$—	$2,522,562

See notes to financial statements.

FRANKLIN FINANCIAL EMPLOYEES RETIREMENT SAVINGS PLAN

NOTES TO FINANCIAL STATEMENTS

AS OF AND FOR THE YEARS ENDED DECEMBER 31, 2005 AND 2004

1.	DESCRIPTION OF PLAN

The following brief description of Franklin Financial Employees Retirement Savings Plan (the “Plan”) is provided for general information purposes only. Participants should refer to the Plan document for more complete information.

General—The Plan is a defined contribution plan covering all employees of Franklin National Bank, which was renamed Fifth Third Bank N.A. (the “Company”), a wholly-owned subsidiary of Fifth Third Bancorp, effective June 11, 2004, who have three months of service and are age 21 or older. The Plan terminated as a result of the acquisition on June 10, 2004.

The Plan is subject to the provisions of the Employee Retirement Income Security Act of 1974 (“ERISA”). Fifth Third is the Plan Sponsor. The Company has engaged The Retirement Plan Company to be the Plan’s recordkeeper and MG Trust Company to provide custodial services for the Plan.

Participant Accounts—The Plan was frozen effective June 11, 2004, therefore each participant’s account is credited only with Plan earnings and charged with an allocation of administrative expenses, if any. Allocations are based on participant earnings/(losses) or account balances, as defined. The benefit to which a participant is entitled is the benefit that can be provided from the participant’s vested account.

Funding and Vesting—As the Plan was frozen effective June 11, 2004, no additional participant or employer contributions were made in 2005. All account balances were fully vested due to the termination of the Plan.

Benefits—On termination of service due to death, disability or retirement, a participant may elect to receive either a lump-sum amount equal to the value of the participant’s vested interest in his or her account or annual installments. If a participant’s account balance exceeds $5,000, no portion of the account balance will be distributed as a lump-sum without the participant’s consent. For termination of service due to other reasons, a participant may receive the value of the vested interest in their account as a lump-sum distribution.

Benefits Payable—Amounts allocated to accounts of persons who have elected to withdraw from the Plan but have not yet been paid were $279,275 and $0 at December 31, 2005 and 2004, respectively.

Tax Status—The Internal Revenue Service has determined and informed the Company by a letter dated April 21, 2006, that the Plan and related trust are designed in accordance with applicable sections of the Internal Revenue Code (“IRC”) and that the termination of this Plan does not adversely affect its qualification for federal tax purposes.

Investment Options—A participant may direct investments in any of twelve investment options including Fifth Third Common Stock Fund, previously Franklin Financial Corporation Common Stock.

Participant Notes Receivable—New loans were no longer permitted in 2005 due to the termination of the Plan. No loans were outstanding at December 31, 2005 and 2004.

Forfeited Accounts—Forfeitures of nonvested Company contributions are available to pay expenses of the Plan. The Plan paid $4,839 and $14,766 of administration expense from the forfeiture account during the years ending December 31, 2005 and 2004, respectively.

Administrative Expenses—Certain costs incurred in the administration of the Plan have been paid by the Company.

2.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

The following are the significant accounting policies followed by the Plan:

General—As of December 31, 2005, the plan assets and liabilities are presented on a liquidation basis presentation to illustrate the effect of plan termination as if it occurred on December 31, 2005. Adoption of the liquidation basis of accounting had no effect on the valuation of the Plan’s assets or liabilities. As of December 31, 2004, the Plan was accounted for using the accrual basis of accounting. All assets were not distributed or transferred as of December 31, 2005.

Use of Estimates—The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ from those estimates.

Investments—Investments are stated at fair value. Fair values have been determined by quoted prices on an active market. Shares of mutual funds and common stock are valued at quoted market prices. The fair value of collective funds is based on the fair market value of investments in the fund. In accordance with the policy of stating investments at fair value, the Plan presents the net appreciation as both realized gains or losses and unrealized appreciation or depreciation on those investments in the statements of changes in net assets in liquidation available for benefits.

Purchases and sales of securities are recorded on a trade-date basis. Interest income is recorded on the accrual basis. Dividends are recorded on the ex-dividend date.

Management fees and operating expenses charged to the plan for investments in the mutual funds are deducted from income earned on a daily basis and are not separately reflected. Consequently, management fees and operating expenses are reflected as a reduction of investment return for such investments.

On September 30, 2005, the Plan trustee, Circle Trust Company (“CTC”), was placed into regulatory receivership and ceased operations. As such, the CTC Stable Value Fund assets were transferred to the Trust Advisors Stable Value Plus Fund. CTC remains the trustee for the CTC Stable Value Fund while Reliance Trust Company was named custodian and has custody of the assets and records and will handle administration of the CTC Stable Value Fund during the bankruptcy proceeding.

Risks and Uncertainties—The Plan provides for various investment options including any combination of mutual funds, stocks, bonds and other investment securities. The underlying investment securities are exposed to various risks, such as interest rate, market and credit risks. Due to the level of risk associated with certain investment securities and the level of uncertainty related to changes in the value of investment securities, it is at least reasonably possible that changes in the values of investment securities will occur in the near term and that such changes could materially affect the amounts reported in the statement of net assets in liquidation available for benefits and participants’ individual account balances.

Payment of Benefits—Benefits are recorded when paid.

3.	INVESTMENTS

Investments representing five percent or more of net assets in liquidation (excluding the estimated payments due to participants in 2005) at December 31, 2005 and 2004 are as follows:

	2005	2004
Fifth Third Bancorp Common Stock*	$568,059	$886,052
American Funds The Growth Fund of America	288,002	326,512
American Funds Washington Mutual Investors Fund	247,686	295,422
American Funds AMCAP Fund	235,295	266,979
American Funds New Perspective Fund	147,241	144,126
American Funds Income Fund of America	128,504	135,819

*	Denotes a party-in-interest.

The table represents the net (depreciation) appreciation in fair value of investments for the Plan for the years ended December 31, 2005 and 2004 are as follows:

	2005	2004
Net (depreciation) appreciation in fair value of investments:
Fifth Third Bancorp Common Stock*	$(163,944)	$(72,662)
Mutual funds	49,049	135,387
Trust Advisors Stable Value Plus Fund*	(1,399)	—
CTC Stable Value Fund*	—	3,777

Total	$(116,294)	$66,502

*	Denotes a party-in-interest.

4.	PARTY-IN-INTEREST TRANSACTIONS

Parties-in-interest are defined under Department of Labor Regulations as any fiduciary of the Plan, any party rendering service to the Plan, the employer and certain others. Professional fees for the administration and audit of the Plan were paid by the Plan. Party-in-interest investments held by the Plan as of December 31, 2005 and 2004 were as follows:

	2005	2004
Fifth Third Bancorp Common Stock	$568,059	$886,052
Trust Advisors Stable Value Plus Fund	87,967	N/A
CTC Stable Value Fund	N/A	105,468

5.	PLAN MERGERS AND TERMINATIONS

On June 11, 2004, Fifth Third Bancorp, an Ohio corporation (“Fifth Third”), completed the merger of the Company into a wholly owned subsidiary of Fifth Third. As of the result of this merger, the Franklin Financial Employees Retirement Savings Plan terminated on June 10, 2004, subject to Internal Revenue Service (“IRS”) approval. In November 2004, Form 5310 was filed with the IRS as official notification seeking termination of the Plan. Fifth Third received a response from the IRS on April 21, 2006 granting termination. Upon payout of all plan assets, participants will have an option to receive a full distribution, transfer fund balances into an individual retirement account or transfer fund balances into the Fifth Third Master Profit Sharing Plan. Pursuant to the Plan’s termination, all affected participants became 100% vested in their account balance. Estimated payments to participants on liquidation are reflected in the financial statements. The final distribution will include actual investment in net earnings of the Plan through the final date of distribution.

6.	RECONCILIATION OF FINANCIAL STATEMENTS TO FORM 5500

The following is a reconciliation of net assets in liquidation available for benefits per the financial statements to the Form 5500 as of December 31, 2005:

Net assets available for benefits per financial statements	$—
Estimated payments to participants on termination	(2,055,867)

Net assets available for benefits per Form 5500	$(2,055,867)

The following is a reconciliation of total deductions to benefits paid per the Form 5500 as of December 31, 2005:

Benefits paid to participants per financial statements	$(2,481,492)
Less: Estimated payments to participants on liquidation	(2,055,867)

Benefits paid to participants per Form 5500	$(425,625)

* * * * * *

SUPPLEMENTAL SCHEDULE

FRANKLIN FINANCIAL EMPLOYEES RETIREMENT SAVINGS PLAN

SCHEDULE H, PART IV, LINE 4i—

SCHEDULE OF ASSETS (HELD AT END OF YEAR)

AS OF DECEMBER 31, 2005

Asset Description	Current Market
UNALLOCATED FUND:
Cash	$24,697

COMMON STOCK:
*Fifth Third Bancorp	568,059

COLLECTIVE FUND:
*Trust Advisors Stable Value Plus Fund	87,967

MUTUAL FUNDS:
American Funds The Growth Fund of America	288,002
American Funds Washington Mutual Investors Fund	247,686
American Funds AMCAP Fund	235,295
American Funds New Perspective Fund	147,241
American Funds Income Fund of America	128,504
American Funds The New Economy Fund	93,285
American Funds American High-Income Trust	79,600
American Funds The Bond Fund of America	64,851
American Funds Euro Pacific Growth Fund	62,262
American Funds Intermediate Bond Fund of America	22,090

Total mutual funds	1,368,816

TOTAL	$2,049,539

*	Party-in-interest